EXHIBIT 7.1

April 21, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Cool Technologies, Inc.
File No. 000-53443

Dear Sir or Madam:

We have read Item 4.02 of Form 8-K dated April 19, 2017 of Cool Technologies, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

Sincerely,

/s/ Anton & Chia, LLP